APPENDIX 1










                       Securities and Exchange Commission

                             Washington, D.C.  20549


                                  Schedule 13G


                    Under the Securities Exchange Act of 1934

                              Network Systems Corp.
                                (Name of Issuer)


                           Common Stock $.02 Par Value
                         (Title of Class of Securities)


                                    641217104
                                 (Cusip Number)



     Check the following box if a fee is being paid with this statement [x]

                                Page 1 of 4 Pages

1) Names of Reporting Persons              Dewey Square Investors Corp.
   S.S. or I.R.S. Identification
   Nos. of Above Persons                   04-3038940




2) Check the Appropriate Box               (a)
   if a Member of a Group                  (b)
   (See Instructions)




3) Sec Use Only




4) Citizenship or Place of            Investment Advisor - Delaware
   Organization




Number of Shares Beneficially          5)  Sole Voting Power         1,039,600
Owned By Each Reporting                6)  Shared Voting Power         256,200
Person With                            7)  Sole Dispositive Power    1,658,650
                                       8)  Shared Dispositive Power     18,900




9) Aggregate Amount Beneficially      1,677,550
   Owned by Each Reporting Person




10) Check if the Aggregate Amount
    in Row (9) Excludes Certain Shares
    (See Instructions)




11) Percent of Class Represented       5.7%
    by Amount in Row 9




12) Type of Reporting Person           IA
    (See Instructions)

                       Securities And Exchange Commission
                             Washington, D.C.  20549

                        Schedule 13G Under The Securities
                              Exchange Act of 1934


Item 1.

   (a)  Name of Issuer:          Network Systems Corp.

   (b)  Address of Issuer's      7600 Boone Avenue North
        Principal Executive      Minneapolis, MN  55428
        Office:

Item 2.

   (a)  Name of Person           Dewey Square Investors Corporation
        Filing:

   (b)  Address of Principal          One Financial Center
        Business Office or, if        Boston, MA  02111
        none, Residence:

   (c)  Citizenship:             Delaware

   (d)  Title of Class
        of Securities:           Common Stock, $.02 Par Value

   (e)  CUSIP No:                641217104

Item 3.

   This statement is filed pursuant to Rule 13d-1(b). The person filing is an Investment Advisor registered under section 203 of the Investment Advisors Act of 1940, in accordance with Reg. section 240.13d-1(b)(1)(ii)(E).

Item 4.

   (a)  Amount Beneficially Owned:    See Item 9 on page 2 of cover page.

   (b)  Percent of Class:             See Item 11 on page 2 of cover page.

   (c)  Number of Shares as to which such person has:
             (i)  Sole Power to Vote or to Direct the Vote:
             (ii) Shared Power to Vote or to Direct the Vote:
             (iii) Sole Power to Dispose or to Direct the Disposition of:
             (iv) Shared Power to Dispose or to Direct the Disposition of:

             For (c), see Item 5-8, Cover Page

Item 5. Ownership of Five Percent or Less of a Class.

             Not Applicable

Item 6. Ownership of More than Five Percent on Behalf of Another Person:

             Not Applicable

Item 7. Identification and Classification of the Subsidiary Which has Acquired the Security Being Reported on by the Parent Holding Company:

             Not Applicable

Item 8. Identification and Classification of Member of the Group.

             Not Applicable

Item 9. Notice of Dissolution of Group.

             Not Applicable

Item 10.     Certification


   By signing below I certify that, to the best of my knowledge and belief, the securities referred to above were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.


   After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

   Dated:    4/12/94


   By:  Benjamin J. Dominguez              Name:     Benjamin J. Dominguez
        Signature                          Title:    Chief Operating Officer